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                                                                    EXHIBIT 10.6

                     SPLIT-DOLLAR LIFE INSURANCE AGREEMENT

     AGREEMENT, made and entered into this 5th day of September, 1996, by and between ACT Manufacturing, Inc. a Corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its usual place of business at Hudson, Massachusetts (hereinafter sometimes called the "Corporation"), and the JOHN A. PINO AND JANET M. PINO FAMILY MAINTENANCE TRUST under instrument dated August 16, 1996 (hereinafter called "Owner");

     WITNESSETH THAT:

     WHEREAS, John A. Pino (hereinafter called "Employee") is the Corporation's Chairman and Chief Executive Officer and is presently employed by the Corporation in the position of President; and

     WHEREAS, in his various capacities his services have contributed to the successful operation of the Corporation, and the Corporation and its Board of Directors believe it is in the best interest of the Corporation to retain the services of the Employee; and

     WHEREAS, the Employee and his wife are also the owners of a sufficiently large number of shares of common stock of the Corporation that a sale of the maximum number of such shares permitted by law to be made during the nine (9) months after the death of the survivor of them to provide funds for payment of death taxes would significantly increase the trading volume in the Corporation's stock, and could adversely impact the value of such stock; and

     WHEREAS, through the within "split-dollar" arrangement it is possible for the Corporation to advance funds to assist the Employee and his wife in acquiring life insurance as a

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source of payment of these future tax liabilities, while the Corporation acquires rights in such insurance hereunder to protect its interest; and

     WHEREAS, in light of all the above the Corporation is desirous of assisting the Employee in paying for life insurance on his life and/or on the joint lives of his wife and himself by entering into this "split-dollar" agreement with the Owner; and

     WHEREAS, the Owner is applying for the insurance policies listed on Schedule A attached hereto (each such policy being referred to herein as the "Policy" and collectively the "Policies" and the issuing insurance company of each such policy being referred to herein as "Insurer" and collectively ''Insurers") on the life of the Employee and/or on the joint lives of the Employee and his wife;

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, receipt and adequacy of which are hereby acknowledged, the Corporation and the Owner hereby mutually covenant and agree as follows:

                                   ARTICLE I
                              Payment of Premiums
                              -------------------

     1.01 As long as this agreement is in force (and subject to the termination provisions contained elsewhere in this agreement), the Owner and the Corporation agree that the Corporation will pay, subject to annual review and approval by the Board of Directors of the Corporation, so much of the premium on each Policy for each policy year as is equal to the total premium cost on each Policy for each such year less the corresponding amount equal to the value of the economic benefit of insurance protection attributable to the Employee under such policy as set forth in pertinent IRS revenue rulings. The Corporation will make such payment directly to the Insurers and will furnish Owner with evidence of such payment upon request. The Owner

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will pay the balance of the premiums due on each Policy. The parties acknowledge that this arrangement may give rise to an "economic benefit" that will be taxable to the Employee in accordance with Revenue Rulings 64-328, 1964-2 C.B. 11, and 66-110, 1966-1 C.B. 12, and subsequent relevant legal authority, and that this arrangement is intended to constitute a split-dollar arrangement within the meaning of such Rulings and authority (and the parties agree to make any amendment to this Agreement that may be reasonably required in the future to effectuate this intention).

                                   ARTICLE II
                   Policy Ownership and Dividend Application
                   -----------------------------------------

     2.01 The Corporation's payment of premiums hereunder shall constitute advances to Owner subject to repayment from the Policies as provided herein.
The Owner agrees to assign the Policies to the Corporation as collateral for the amounts advanced to the Owner under this agreement, and the Corporation shall have those rights granted to it under said assignment (the "assignment") and this agreement. In addition, the Owner and the Corporation understand that in the event that the Corporation would have to recognize a loss for financial statement reporting purposes as a result of the premium payments exceeding the increase in the net cash surrender value for the then relevant financial statement reporting period, the Owner or the Employee may pledge additional assets, which may be stock of the Corporation, in an amount so that the Corporation will not have to recognize such loss. If in future reporting periods the increase in net cash surrender value exceeds the premium payments for such period, and a release of such additional pledged assets will not adversely impact the Corporation's financial reports, such pledged assets will be released to the extent such adverse impact can be avoided. As between the Owner and the Corporation, this agreement shall take precedence over any provisions of the

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assignment in case of a conflict between the terms of this agreement and the assignment. Subject to the foregoing, the Owner shall retain all incidents of ownership in the Policies (including, without limitation, the right to assign such incidents), provided, however, that the Owner shall not borrow against, surrender (in whole or in part) or terminate any Policy without the written consent of the Corporation.

     2.02 As long as this agreement is in force the Corporation will not borrow against or surrender (in whole or in part) any of the Policies or exercise any right under the assignment which would reduce or compromise the death benefit otherwise payable to the Owner's beneficiary under Article III; the Corporation acknowledges that it does not have the right to borrow against or surrender any of the Policies under the assignment.

     2.03 Dividends payable under each Policy will be applied as provided in the application for such Policy or as the Owner may later duly elect pursuant to applicable provisions of such Policy.

                                  ARTICLE III
                             Beneficiary Provisions
                             ----------------------

     3.01 If the Employee dies while this agreement is in force, the death benefit of each Policy on his life alone will be divided as follows:

          (a) The Corporation will be entitled to receive an amount equal to the aggregate premiums paid by it with respect to such Policy as of the date of the Employee's death, less any repayment previously made to the Corporation. If the Corporation has paid additional premiums attributable to a rider providing for waiver of premium in the event of the disability of the insured, "premiums" as used in this Article will not include any premiums waived pursuant to the terms of such rider while this Agreement is in force. If the Corporation has paid the principal of or interest on any loans incurred against such Policy by the Owner with the consent of the Corporation, then the Corporation shall be entitled to receive an additional amount equal to the total of such interest and principal repayments.

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          (b) The beneficiary or beneficiaries then in effect under such Policy specified by the Owner shall receive the balance of such Policy's death benefit.

     3.02 If the survivor of the Employee and his said wife (the "Survivor") dies while this agreement is in force, the death benefit of each Policy on the joint lives of the Employee and his said wife will be divided as follows:

          (a) The Corporation will be entitled to receive an amount equal to the aggregate premiums paid by it with respect to such Policy as of the date of the Survivor's death, less any repayment previously made to the Corporation. If this Corporation has paid additional premiums attributable to a rider providing for waiver of premium in the event of the disability of the insured, "premiums" as used in this Article will not include any premiums waived pursuant to the terms of such rider while this Agreement is in force. If the Corporation has paid the principal of or interest on any loans incurred against such Policy by the Owner with the consent of the Corporation, then the Corporation shall be entitled to receive an additional amount equal to the total of such interest and principal repayments.

          (b) The beneficiary or beneficiaries then in effect under such Policy specified by the Owner shall receive the balance of such Policy's death benefit.

     3.03 Upon the death of the Employee or the Survivor while this agreement is in force, the Corporation agrees to take such action as may be necessary to obtain payment from each Insurer of the amounts payable under its Policy to the beneficiaries designated therein, including (but not limited to) providing the Insurer with an affidavit as to the amount to which the Corporation shall be entitled hereunder.

                                   ARTICLE IV

                            Termination of Agreement
                            ------------------------

     4.01 This agreement shall terminate upon the happening of any of the following events:

          (a) Death of the Employee (such termination to occur only with respect to the Policies on the Employee's life alone, however), or death of the Survivor, subject in either case, however, to the provisions of Article III, above.

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          (b) Express termination by agreement in writing between the Owner and the Corporation.

          (c) Termination by thirty (30) days written notice given by either party to the other at any time more than ten (10) years after the execution of this agreement.

          (d) Termination by ninety (90) days written notice given by the Corporation, with the approval of at least two-thirds (2/3) of its Board of Directors, to the Owner at any time more than three (3) and less than ten
     (10) years after the execution of this agreement: provided however, that either:

               (i) the Corporation's auditors shall have first rendered a written opinion that the Corporation has insufficient funds to continue premium payments, or

               (ii) the Corporation shall first have suffered a sustained loss resulting in the issuance by such auditors of a "qualified statement" citing payment of the Corporation's share of premiums under this agreement as impairing the Corporation's ability to do business.

          (e) Termination upon written notice given by the Corporation to the Owner at any time, provided that either:

               (i) the Owner (or its successor in interest) shall have failed to pay its required share hereunder of any premium on any Policy and such failure shall have continued through the end of such Policy's grace period, or

               (ii) the percentage of the total issued and outstanding shares of the Corporation's common stock held (in the aggregate) by John A. Pino and/or Janet M. Pino, individually or jointly (including stock held in the name of a trust or in any other name to the extent such stock (I) remains includible in either of their estates for federal estate tax purposes or (II) was placed in such trust or other name as a result of the death of the first of them to die) shall have fallen below five percent (5%).

          (f) Termination upon written notice given by the Owner to the Corporation at any time, provided that either of the following has occurred:

                    (i) the sale, merger or consolidation of the Corporation which results in the Corporation not being the surviving entity, or

                    (ii) the Employee ceases to be employed by the Corporation for any reason, whether due to his voluntary or involuntary termination.

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     4.02  In the event of a termination under Section 4.01(b), (c), (d), (e) or
(f) above, the Owner may within seventy-five (75) days after such termination remit to the Corporation an amount equal to the aggregate amount the Corporation would have been entitled to receive as a death benefit under Article III, determined as of the date of such termination as if the Employee (in the case of Policies on the Employee's life alone then subject to this agreement) and the Survivor (in the case of joint life Policies then so subject) had died upon such date. Upon receipt of payment from the Owner, the Corporation will release the assignment and the Owner shall become sole owner of the Policies free of all provisions and restrictions of the assignment and this Agreement. If the parties agree in writing, then in lieu of the Owner's making all or part of the payment described above directly to the Corporation, the Corporation may obtain all or part of such payment by making a loan or withdrawal against any Policy or Policies prior to releasing the assignment. Any such loan or withdrawal shall be considered a payment from the Owner for purposes of this Section and Section 4.03.

     4.03  If upon expiration of the seventy-five (75) day period described in
Section 4.02 above, full payment of said aggregate amount is not received by the Corporation pursuant to said Section, then until full payment is made the Corporation shall remain as a collateral assignee of the Policies as long as the Policies remain in force, and notwithstanding any other provision of this agreement may exercise all rights and privileges under the assignment including the right to surrender any Policy or Policies in accordance with the terms thereof. If a Policy is subsequently surrendered or the insured Employee or Survivor (as the case may be) later dies, the Corporation shall be entitled to full payment (from the surrender proceeds or death benefit, as the case may be), of so much of the aggregate amount described in Section 4.02 above, as remains unpaid at the time of such surrender or death.

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                                   ARTICLE V
                           Assignment; Reorganization
                           --------------------------

     5.01 The Corporation agrees that it will not assign or transfer any of its rights or obligations under any Policy or under this agreement to anyone other than (a) the Owner or (b) another corporation or organization with which the Corporation is merged or consolidated and which expressly assumes the rights and obligations of the Corporation herein set forth.

                                   ARTICLE VI
                  Governing Law; Entire Agreement; Successors
                  -------------------------------------------

     6.01 This agreement will be governed by and construed in accordance with the laws of Massachusetts, where it is made and is to be performed. It sets forth the entire agreement between the parties concerning the subject matter thereof. This Agreement will bind and benefit the parties and their legal representatives, successors and assigns.

                                  ARTICLE VII
                          Not a Contract of Employment
                          ----------------------------

     7.01 This agreement shall not be deemed to constitute a contract of employment between the parties, nor shall any provision restrict the right of the Corporation to discharge the Employee, or restrict the right of the Employee to terminate employment. This agreement shall continue in force regardless of any change in the employment status of the Employee, unless otherwise expressly agreed in writing by the parties.

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                                  ARTICLE VIII
                                   Amendment
                                   ---------

     8.01 No beneficiary under any Policy shall obtain any vested right to have this agreement continued in full and it may be amended or modified in whole or in part by the Owner and the Corporation in writing at any time.

                                   ARTICLE IX
                               Special Provisions
                               ------------------
     The following provisions are part of this plan and are intended to meet the requirement of the Employee Retirement Income Security Act of 1974:

     (a) The named fiduciary:  The Corporation.

     (b) The funding policy under this plan is that all premiums on the policies be remitted to the Insurers when due.

     (c) Direct payment by the Insurers are the basis of payment of benefits under this plan, with those benefits in turn being based on the payment of premiums as provided in the plan.

     (d) For claims procedure purposes, the "Claims Manager" shall be: The Secretary/Clerk of the Corporation.

          (1) If for any reason a claim for benefits under this plan is denied by the Corporation, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the plan section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his claim, all written in a manner calculated to be understood by the claimant. For this purpose:

               (A) The claimant's claim shall be deemed filed when presented orally or in writing to the Claims Manager.

               (B) The Claims Manager's explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

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          (2)  The claimant shall have 60 days following his receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or his representative may submit pertinent documents and written issues and comments.

          (3) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of his claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.

                                   ARTICLE X
                                     Notice
                                     ------

     Any notice which may or is required to be given under this agreement shall be by mailing by registered or certified mail, return receipt requested, and shall be effective upon such mailing (postage prepaid) as follows: in the case of notice to the Corporation, addressed to ACT Manufacturing, Inc., 108 Forest Avenue, Hudson, MA 01749, Attn: President, and in the case of notice to the Owner, addressed to Douglas R. Ederle, Esq., Testa, Hurwitz & Thibeault, 125 High Street, Boston, MA 02110 with a duplicate copy to Rita J. Pino, 12 Heritage Lane, Milton, MA 02186, or in the case of either party to such other address or addresses as may from time to time hereafter be designated by such party by like notice.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals this 5th day of September, 1996.


                    OWNER: TRUSTEES OF THE JOHN A. PINO AND JANET M. PINO FAMILY MAINTENANCE TRUST

                        /s/ Rita J. Pino
                    By: ______________________________________________
                         Rita J. Pino, as Trustee and not individually


                        /s/ Douglas R. Ederle
                    By: ______________________________________________
                         Douglas R. Ederle, as Trustee and not individually


                    CORPORATION:  ACT MANUFACTURING, INC.

                        /s/ Douglass Greenlaw
                    By: ______________________________________________
                         Douglass Greenlaw, Chief Financial Officer

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                                   SCHEDULE A
                                   ----------
Policy on life of John A. Pino
------------------------------

Policies on joint lives of John A. Pino and Janet M. Pino:
---------------------------------------------------------

              John Hancock Variable Life Insurance Company
              Policy No. 20009361

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